Exhibit 99.1

JAWS Juggernaut Acquisition Corporation Announces Redemption of Class A Ordinary Shares

Miami Beach, FL, June 8, 2023 – JAWS Juggernaut Acquisition Corporation (the “Company”) (Nasdaq: JUGG), a special purpose acquisition company, today announced that its board of directors (the “Board”) has determined not to proceed with a proposal to extend its corporate existence, as set forth in the Company’s preliminary proxy statement, filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 17, 2023. As such, the Board has determined to cancel the annual general meeting of shareholders, and to redeem all of its outstanding Class A ordinary shares, par value $0.0001 per share, previously issued to the public (the “Public Shares”), with such redemption anticipated to be effective on or about June 23, 2023, because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association (the “Articles”).

As stated in the Company’s Articles and in the Company’s registration statement on Form S-1 (Registration No. 333-253076), initially filed with the Commission on February 12, 2021, relating to the Company’s initial public offering (the “Form S-1”), if the Company does not consummate an initial business combination within 24 months of the initial public offering, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Board, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The per-share redemption price for the Public Shares will be approximately $10.33 (the “Redemption Amount”), based on the amount in the Trust Account as of June 7, 2023. In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest from the Trust Account to pay dissolution expenses.

The Company anticipates that the last day of trading in the Public Shares will be June 22, 2023. On or about June 23, 2023, the Public Shares will be suspended from trading, will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the Public Shares upon presentation of their respective share or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants. The Company’s initial shareholder has waived its redemption rights with respect to the outstanding Class B ordinary shares par value $0.0001 per share, issued prior to the Company’s initial public offering. After June 23, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that The Nasdaq Stock Market LLC will file a Form 25 with the Commission to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About JAWS Juggernaut Acquisition Corporation

JAWS Juggernaut Acquisition Corporation is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements, including, without limitation, the redemption of the Company’s Public Shares. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

For more information, please contact:

Wilcoln Lee: wlee@starwood.com